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                                                                   EXHIBIT 10.13

                         Culp Communications Associates
                                  5 Hedge Lane
                               Austin, Texas 78746
                                 (512) 327-4338

                               Business Consultant
                                       and
                              Management Agreement

Agreement made this 1st day of March, 1997, between IXC Communications, Inc., hereinafter referred to as the Corporation, and Culp Communications Associates, hereinafter referred to as CCA.

In consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Term: This Agreement will be for an initial period of six months commencing on 01 March 1997 and will be extended month to month thereafter unless terminated by either party in writing.

2. Duties: The duties of CCA will include the rendering of consultation and management services. CCA will make itself available to consult with the Board of Directors, the officers, and department heads of the Corporation ("Corporate Management"), at reasonable times to be agreed upon between the parties.

3. Hours: CCA shall make itself available to the Corporate Management an average of ten days per month for the performance of its duties under this Agreement.

4. Conflicts: CCA will be free to represent or perform services for any other clients, provided that it does not interfere or conflict with its duties under this Agreement. CCA shall inform Corporation of its current client list and shall inform Corporation of any potential conflicts which may develop during the term of this agreement.

5. Compensation: For services rendered hereunder CCA will receive a daily sum equal to $800.00 per day. During the term, Corporation agrees to pay as a guaranteed retainer a minimum of 10 days per month. A detailed statement of services rendered, specifying the number of days, will be submitted to Corporation by CCA.

In addition to the compensation specified herein, Corporation shall also reimburse CCA for all out of pocket expenses incurred by CCA arising out of its performance under the terms of this Agreement, including all travel expenses. Allowable travel expenses shall include reimbursement for all travel expenses normally reimbursable to the senior executives of Corporation. All costs to CCA for said out of pocket expenses and travel expenses shall be chargeable to the Corporation, and the Corporation shall reimburse and pay over to CCA said costs upon receipt of written invoices itemizing such costs.


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6. Office Space: Corporation will make available to CCA, for the term of this
Agreement, suitable office space, reasonable secretarial support, and phone service for the performance of its duties under this agreement.

7. Assignment: Because of the personal nature of the services to be rendered, this Agreement may not be assigned by CCA without Corporation's prior written consent, which may be withheld for any reason or no reason at all. However, this Agreement will inure to the benefit of and be binding on Corporation's successors and assigns.

8. Early Termination: It is agreed that CCA may terminate this Agreement upon 14 days written notice to Corporation in the event that Joe Culp accepts full time employment during the term of this Agreement or any extension thereof.

9. Assistants: If it is reasonably necessary for CCA to have the aid of assistants or the services of other persons, companies or firms in order to properly perform the duties and obligations required of CCA, CCA may from time to time, with the prior approval of the Corporation, employ engage or retain the same. All costs to CCA for said services shall be chargeable to the Corporation, assuming that the Corporation has given prior approval, and the Corporation shall reimburse and pay over to CCA said costs upon receipt of written invoices itemizing such costs.

10. Limited Liability: With regards to the services to be performed by CCA pursuant to the terms of this Agreement, neither CCA nor any employee or agent of CCA, shall be liable to the Corporation, or to anyone who may claim any right due to this relationship with the Corporation for any act or omissions in the performance of said services on the part of CCA or on the part of the agents or employees of CCA, except when said acts or omissions of CCA are due to willful misconduct or culpable negligence. The Corporation shall hold CCA free and harmless from any obligations, costs, claims, judgments, attorneys fees and attachments arising from or growing out of the services rendered to the Corporation pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or culpable negligence of CCA, and CCA is adjudged to be guilty of willful misconduct or culpable negligence by a court of competent jurisdiction.

11. Remedies: If any action at law or equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

12. Texas Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be

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construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. Independent Contractor: In performing Services pursuant to this Agreement, CCA shall be, and at all times shall act as an independent contractor. CCA shall not make any contract or commitment to incur any charge or expense in the name of IXC. CCA expressly agrees, acknowledges and stipulates that neither this Agreement nor the performance of CCA's obligations or duties hereunder shall ever result in CCA, or any one employed by CCA, being: (i) an employee or servant of IXC; or (ii) entitled to any benefits from IXC including, but not limited to pension, profit sharing, or accident, health, medical, life or disability insurance benefits or coverage, to which employees of IXC may be entitled. The sole and only compensation or benefit of any nature to which CCA shall be entitled are the payments provided for herein. CCA will be responsible for all required federal, state and local government withholdings or deductions for taxes or similar charges, or otherwise pursuant to law, regulation or order with respect to payment by Corporation of such compensation. The provisions of this paragraph shall survive termination of this Agreement. IXC shall have no right to direct or control CCA or its employees and agents but shall have the right to conduct normal inspections of work in progress and conduct regular reviews and receive periodic updates of progress.

14. Prior Agreements Superseded. This Agreement constitutes the sole and only Agreement of the parties hereto with regard to your consulting duties as outlined herein. This Agreement supersedes any prior understandings or written or oral agreements between the parties with regards to the subject matter of this Agreement.

                  Executed this the 1st day of March, 1997.

Culp Communication Associates Inc.

By /s/ Joe C. Culp
  --------------------
  Joe C. Culp, President

IXC Communications, Inc.

By /s/ Ralph J. Swett
  --------------------
  Ralph J. Swett
  President and CEO

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